UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 December 22, 2016

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2651 E. 21st Street, Suite 310, Tulsa Oklahoma	74114
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

Financial Plaza, Suite 450, 215 Union Boulevard, Lakewood, CO 80228
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Subscription and Contribution Agreement

Empire Petroleum Corporation (the "Corporation") entered into a subscription and contribution agreement with Masterson West, LLC ("Masterson West") dated as of December 22, 2016 (the "Contribution Agreement") relating to the newly formed Masterson West II, LLC, a Texas limited liability company ("Masterson West II").   Pursuant to the Contribution Agreement, among other things, (a) in the initial closing, the Corporation contributed 40,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), to Masterson West II, and (b) at the final closing, Masterson West has an obligation to contribute certain oil and gas properties (the "Contributed Properties") to Masterson West II in exchange for the Corporation contributing cash of not less than $9,000,000 and up to $18,000,000 to Masterson West II.  There is no assurance that the Corporation will be able to secure the funds necessary for the final closing.  The final closing is scheduled to occur no later than April 1, 2017.  If the final closing occurs, the Corporation will own 50% of Masterson West II if it delivers $18,000,000 of cash at the final closing and 25% of Masterson West II if it delivers $9,000,000 of cash at the final closing.

In connection with the contribution of the Contributed Properties by Masterson West, at the final closing, Masterson West II will assume a credit facility affiliated with the Contributed Properties that has approximately $20,000,000 outstanding as of the date hereof.  Masterson West and the Corporation intend to use the cash consideration paid by the Corporation at the final closing to pay down such credit facility and/or as working capital to continue to develop the Contributed Properties.  If the proceeds are used to pay down part or all of such credit facility, the credit facility will be used to continue to develop the Contributed Properties.

All of Contributed Properties are located in Moore and Potter Counties in Texas and the wells to be included in such Contributed Properties primarily target the red cave formation at a depth of 2,100 to 2,300 feet.  Masterson West and affiliate of Masterson West, Adams Affiliates Inc., have owned and operated the Contributed Properties for over 20 years.  The Corporation has targeted this transaction for a number of reasons.  First, the Contributed Properties are currently producing approximately 1,000 barrels of oil per day equivalent and include approximately 8,000 net acres of leasehold that are held by such production.  Second, the Corporation believes this transaction is a lower risk oil-weighted infill drilling opportunity as Masterson West has identified approximately 380 locations to develop on five to ten acre spacing units, with approximately 200 proved undeveloped drilling locations.  The Corporation estimates the total cost to complete each well will be approximately $250,000.

If the final closing does not occur, the Contributed Properties will not be transferred to Masterson West II and 38,000,000 shares of the Common Stock shall be returned to the Corporation.

The foregoing summary of the Contribution Agreement is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Limited Liability Company Agreement of Masterson West II, LLC

In connection with the execution of the Contribution Agreement described above, Masterson West and the Corporation executed that certain Limited Liability Company Agreement of Masterson West II dated as of December 22, 2016 (the "LLC Agreement").  Pursuant to the LLC Agreement, there are two classes of ownership interest, Class A Units and Class B Units.  In connection with Contribution Agreement, at the initial closing, one Class A Units were issued to Masterson West and one Class B Unit was issued to the Corporation.  Also, pursuant to the LLC Agreement, Masterson West is immediately entitled to be distributed 2,000,000 shares of the Common Stock.

An additional 49 to 99 Class B Units shall be issued to the Corporation depending on the amount of cash contributed by the Corporation to Masterson West II at the final closing.  The Class A Units and Class B Units are identical in all respects, except with respect to how the Common Stock may be distributed to Masterson West and the Corporation.  In general, if the final closing occurs and the Corporation contributes $18,000,000 to Masterson West II, the Corporation shall be issued an additional 99 Class B Units and Masterson West shall be entitled to a distribution of the remaining 38,000,000 shares of Common Stock.  If the Corporation contributes less than $18,000,000 to Masterson West II at the final closing, the Corporation shall be issued a lesser number of Class B Units and Masterson West shall be entitled to a distribution of a lesser number of the 38,000,000 shares of Common Stock.

Pursuant to the LLC Agreement, an affiliate of Masterson West shall be the manager of Masterson West II and the Corporation has certain customary approval rights before Masterson West can take certain actions.

The foregoing summary of the LLC Agreement is qualified in its entirety by reference to the full terms and conditions of such agreement, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Corporation has recently entered into securities purchase agreements (each, a "Securities Purchase Agreement" and, collectively, the "Securities Purchase Agreements") with five accredited investors, pursuant to which it issued senior unsecured convertible promissory notes due December 31, 2018 (each, a "Convertible Note" and, collectively, the "Convertible Notes") in the aggregate amount of approximately $150,000.  Each Convertible Note accrues interest at 6%, is due December 31, 2018 and is convertible at the option of the holder at $0.15 per share.  Each investor was also issued a warrant certificate (each, a "Warrant Certificate" and, collectively, the "Warrant Certificates"), pursuant to which such investor could acquire one share of Common Stock at $0.25 per share for each $0.25 invested in the applicable Convertible Note until December 31, 2018.  The full amount interest under each Convertible Note is accrued and paid upon the maturity date or earlier conversion.

The foregoing summaries of the Convertible Note and the Warrant Certificate are qualified in its entirety by reference to the full terms and conditions of such agreements, copies of which are included as exhibits to the form of Securities Purchase Agreement filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Issuance of 40,000,000 shares of Common Stock

As discussed above, in connection with the Contribution Agreement, the Corporation issued 40,000,000 shares of Common Stock to Masterson West II on December 22, 2016.

Issuance of Convertible Notes and Warrant Certificates

See description of Convertible Notes and Warrant Certificates set forth in Item 2.03 above.

The offers and sales related to the securities described above were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by Section 4(2) thereof and Regulation D promulgated by the Securities and Exchange Commission thereunder.  Each of the investors described above is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in the Corporation's securities and the financial means to bear the risks of such an investment.  In addition, each investor was provided access to all of the material information regarding the company that such investor would have received if the offer and sale of the securities had been registered.

Item 5.01 Changes in Control of Registrant

Effective as of December 22, 2016, a change in control of the Corporation occurred in connection with the issuance of the 40,000,000 shares of Common Stock to Masterson West II as described in Item 1.01 above.  Masterson West II has acquired control of the Corporation by the issuance of such 40,000,000 shares of Common Stock, but 38,000,000 of such shares are subject to a claw back by the Corporation depending on what happens at the final closing or if the final closing occurs at all.  If the final closing does not occur, the 38,000,000 shares of Common Stock will be returned to the Corporation and the change in control will be reversed.  The consideration for the issuance of 2,000,000 shares of Common Stock was the Masterson West's execution of the Contribution Agreement.  The consideration for the remaining 38,000,000 shall be the Contributed Properties if they are contributed.  Prior to the entry into the Contribution Agreement, no single stockholder or, to the Corporation's knowledge, group of stockholders was in control of the Corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2016, J. C. Whorton, Jr. resigned as the Chairman of the Board of Directors and Chief Executive Officer of the Corporation.  On December 23, 2016, the sole remaining member of the Board of Directors, Michael R. Morrisett, appointed Anthony N. Kamin to fill the vacancy on the Board of Directors created by Mr. Whorton's resignation. The resignation of J. C. Whorton, Jr. was not the result of any disagreement with the Corporation.

Item 7.01 Regulation FD Disclosure

On December 28, 2016, the Corporation issued a press release announcing, among other things, that it had entered into the Contribution Agreement and the LLC Agreement.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 8.01 Other Events

Effective as of December 22, 2016, the Corporation changed its address to 2651 E. 21st Street, Suite 310, Tulsa Oklahoma 74114, and its telephone number to (539) 444-8002.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

2.1	Subscription and Contribution Agreement dated as of December 22, 2016, by and between Masterson West, LLC and Empire Petroleum Corporation

2.2	Limited Liability Company Agreement of Masterson West II, LLC dated as of December 22, 2016

4.1	Form of Securities Purchase Agreement entered into between Empire Petroleum Corporation and five accredited investors

99.1	Press Release of Empire Petroleum Corporation dated December 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: December 28, 2016	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President